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                                                                      EXHIBIT 21

                 SUBSIDIARIES OF CROWLEY MARITIME CORPORATION*

ALASKA SUBSIDIARIES
Columbia Distributing, Inc.
Crowley Alaska, Inc.
Ev-Jo, Inc.
Service Oil & Gas, Inc.

BAHAMAS SUBSIDIARY
Crowley Bahamas, Ltd.

BERMUDA SUBSIDIARIES
Beacon Insurance Company Limited
RoRo Partners Limited (50% owned by Crowley Liner Services, Inc.)

BRAZIL SUBSIDIARIES
Crowley Logistics do Brasil, LTDA
Crowley Marine Services do Brasil, LTDA
Delta Brazil

CALIFORNIA SUBSIDIARIES
8th Avenue Terminals, Inc.
Crowley Launch & Tugboat Co.
Marine Response Alliance LLC (33.3% owned by Crowley Marine Services, Inc) Red Stack Tug Co., Inc.

CAYMAN ISLANDS SUBSIDIARY
Crowley International Holdings, Ltd.

COLOMBIAN SUBSIDIARY
Coordinadora del Caribe Transmodal, S.A.

COSTA RICA SUBSIDIARIES
Terminales y Maintenimento, S.A.
Crowley Logistics of Costa Rica C.L.C.R. S.A.

DELAWARE SUBSIDIARIES
American Marine Transport, Inc.
Blue Coast Bareboat Company LLC
Crowley Energy Support Services, Inc.
Crowley Heerema Marine Services LLC (50% owned by Crowley Marine Services, Inc.) Crowley Liner Services, Inc.
Crowley Logistics, Inc.
Crowley Marine Services, Inc.
Crowley Petroleum Transportation, Inc.
Crowley Worldwide, Inc.
Frances Owner Corporation

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Intrepid Bareboat Corporation
Intrepid Personnel & Provisioning, Inc.
Intrepid Ship Management, Inc.
Julius Owner Corporation
Marine Chemical Carriers Company LLC
Marine Chemical Navigation Company LLC
Marine Chemical Steamship Company, Inc.
Marine Navigation Company, Inc.
Marine Personnel & Provisioning Company LLC
Marine Transport Corporation
Marine Transport Lines, Inc.
Marine Transport Management, Inc.
Mormac Marine Enterprises, Inc.
Mormac Marine Transport II, Inc.
OMI Challenger Transport, Inc.
Oswego Shipping Corporation
Rover Transport, Inc.
Stolt Marine Tankers LLC
Vessel Management Services, Inc.

EL SALVADOR SUBSIDIARIES
Crowley Logistics El Salvador, S.A. de C.V.
Crowley Transportes El Salvador S.A. de C.V.

FLORIDA SUBSIDIARIES
Apparel Transportation, Inc.
Titan Maritime, LLC

GUATEMALA SUBSIDIARIES
Crowley Logistics de Guatemala, S.A.
Crowley Zona Franca S.A.

LIBERIAN SUBSIDIARY
World Transportation Company

LOUISIANA SUBSIDIARY
Crowley Towing and Transportation Co.

MALAYSIA SUBSIDIARY
Crowley Maritime (West Malaysia) SDN.BHD.

MEXICO SUBSIDIARY
Crowley Logistics de Mexico S. de R.L. de C.V.

NEVADA SUBSIDIARY
Clean Pacific Alliance LLC

NEW YORK SUBSIDIARY
Courier Transport, Inc.

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PANAMA SUBSIDIARIES
Crowley International Services, S.A.
Trailmovil, S.A.

PUERTO RICO SUBSIDIARIES
Crowley Liner Services Puerto Rico, Inc.
Trailer Marine Transportation, Inc.

RUSSIA SUBSIDIARIES
Crowley Far East Services LLC
Crowley Sakhalin LLC
Panalpina Crowley Marine Services Russian Far East Services LLC (50% owned by Crowley Energy Support Services, Inc.)

SINGAPORE SUBSIDIARY
Titan Maritime (SEA) Pte. Ltd.

ST. NEVIS SUBSIDIARY
Katja, Ltd.

UNITED KINGDOM SUBSIDIARY
Titan Maritime (U.K.), Ltd.

VENEZUELA SUBSIDIARY
Crowley Marine Services de Venezuela, S.A.

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* Listed under the applicable state or other jurisdiction of incorporation or organization.